EXHIBIT 99.1

LTX-Credence Announces Second Quarter Results

NORWOOD, Mass., Feb. 27, 2013 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), a global provider of market focused, cost-optimized ATE solutions, today announced financial results for its second quarter ended January 31, 2013.

Net sales for the quarter were $35,016,000, compared to the prior quarter net sales of $43,188,000. Net loss for the quarter was $(3,276,000), or $(0.07) per share on a GAAP basis. Excluding the impact of special items totaling $(989,000), and amortization of purchased intangible assets of $396,000, non-GAAP net loss for the quarter was $(3,869,000), or $(0.08) per share.

Dave Tacelli, chief executive officer and president, commented, "Results in the quarter were consistent with our expectations, given the weak seasonal demand typically associated with our second fiscal quarter.  On a relative basis, our top line revenue outperformed the rest of the industry in part due to the revenue contribution from our new products. We expect the business cycle to regain positive momentum starting in our third fiscal quarter based on indications from customers regarding their increasing need for test capacity.

This quarter also saw the launch of our important new product, Nighthawk, which is a low cost, high-performance RF option for testing connectivity devices. Nighthawk, when combined with our Diamondx tester, provides a compelling solution for semiconductor manufacturers looking to lower the cost of test for these types of price-sensitive devices. We believe Nighthawk, several years in development and unique in the industry, addresses the emerging trends in RF testing requirements."

Third Quarter Fiscal 2013 Outlook

For the fiscal quarter ending April 30, 2013, net sales are expected to be in the range of $35 million to $40 million. Non-GAAP net loss is expected to be in the range of $(0.10) to $(0.05) per share, assuming 47.5 million shares outstanding. The non-GAAP net loss guidance excludes amortization of purchased intangible assets of approximately $0.4 million.

The Company will conduct a conference call today, February 27, 2013, at 10:00 AM EST to discuss this release. The conference call may be accessed via telephone by dialing (877) 853-5334. The call will be simulcast via the LTX-Credence web site http://investor.ltxc.com/events.cfm. Audio replays of the call can be heard through March 1, 2013, via telephone, by dialing (855) 859-2056; conference ID number 98209024. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://investor.ltxc.com/events.cfm.

Information About Non-GAAP Measures

LTX-Credence supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net loss for the quarter ended January 31, 2013 excludes the amortization of purchased intangible assets, restructuring charges, and other special items. Management finds these non-GAAP measures to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's third fiscal quarter 2013, including the financial guidance on revenue and earnings or loss per share, financial operating results including net income or loss and earnings or loss per share, management's expectations as to the future condition of LTX-Credence's industry and the overall economic environment, and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward‑looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "targets", "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward‑looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions which impact capital spending; fluctuations in business and consumer spending; fluctuations in our product and service demand;  sole or limited sources of supply; risks related to the development, timely delivery, and market acceptance of new products, options and software applications by us and our competitors; as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those included under the heading "Business Risks" in our Annual Report on Form 10-K for the fiscal year ended July 31, 2012. LTX-Credence disclaims any intention or obligation to update any forward‑looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

LTX-Credence is a global provider of ATE solutions designed to deliver value through innovation enabling customers to implement best-in-class test strategies to maximize their profitability.  LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources.  Additional information can be found at www.ltxc.com.

LTX-Credence and LTXC are trademarks of LTX-Credence Corporation.

All other trademarks are the property of their respective owners

LTX-Credence Corporation
Consolidated Balance Sheets
(in thousands)

ASSETS	January 31, 2013	July 31, 2012
	(unaudited)
Current assets
Cash and cash equivalents	$ 32,358	$ 29,446
Marketable securities	95,386	107,728
Accounts receivable - trade, net	23,523	31,182
Accounts receivable - other	647	740
Inventories, net	29,350	28,850
Prepaid expenses and other current assets	3,430	3,440
Total current assets	184,694	201,386

Property and equipment, net	17,744	18,229
Intangible assets, net	2,362	3,153
Goodwill	43,030	43,030
Other assets	1,248	1,270
Total assets	$ 249,078	$ 267,068

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 9,082	$ 12,734
Other accrued expenses	17,382	19,736
Deferred revenue	5,030	5,347
Total current liabilities	31,494	37,817

Other long-term liabilities	12,085	13,547
Stockholders' equity	205,499	215,704
Total liabilities and stockholders' equity	$ 249,078	$ 267,068

LTX-Credence Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2013	2012	2013	2012

Net sales	$ 35,016	$ 24,082	$ 78,204	$ 57,834
Cost of sales	16,457	13,202	36,141	28,917
Gross profit	18,559	10,880	42,063	28,917

Engineering and product development expenses	13,203	12,364	25,595	25,280
Selling, general, and administrative expenses	9,183	8,346	19,189	17,667
Amortization of purchased intangible assets	396	791	792	1,582
Restructuring	69	141	300	187
Loss from operations	(4,292)	(10,762)	(3,813)	(15,799)

Other income, net	282	403	491	654
Loss before benefit from income taxes	(4,010)	(10,359)	(3,322)	(15,145)
Benefit from income taxes	(734)	(671)	(595)	(549)
Net loss	$ (3,276)	$ (9,688)	$ (2,727)	$ (14,596)

Net loss per share:

Basic and Diluted	$ (0.07)	$ (0.20)	$ (0.06)	$ (0.30)

Weighted average shares outstanding:

Basic and Diluted	47,425	48,961	47,864	49,225

LTX-Credence Corporation
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except per share amounts)
(unaudited)

	Three Months	Basic and Diluted	Three Months	Basic and Diluted
	Ended	Earnings	Ended	Earnings
	January 31, 2013	Per Share	January 31, 2012	Per Share

GAAP net loss	$ (3,276)	$ (0.07)	$ (9,688)	$ (0.20)
Release of income tax liabilities due to lapses in statutes of limitations	(1,058)	(0.02)	(866)	(0.02)
Restructuring	69	0.00	141	0.00
Merger-related (income) expenses	--	--	(49)	(0.00)
Amortization of purchased intangible assets	396	0.01	791	0.02
Non-GAAP net loss	$ (3,869)	$ (0.08)	$ (9,671)	$ (0.20)

Weighted average shares outstanding:		47,425		48,961

	Six Months	Basic and Diluted	Six Months	Basic and Diluted
	Ended	Earnings	Ended	Earnings
	January 31, 2013	Per Share	January 31, 2012	Per Share

GAAP net loss	$ (2,727)	$ (0.06)	$ (14,596)	$ (0.30)
Release of income tax liabilities due to lapses in statutes of limitations	(1,058)	(0.02)	(866)	(0.02)
Amortization of purchased intangible assets	792	0.02	1,582	0.03
Restructuring	300	0.01	187	0.00
Income tax expense from foreign entity mergers	167	0.00	--	--
Merger-related expenses	--	--	66	0.00
Non-GAAP net loss	$ (2,526)	$ (0.05)	$ (13,627)	$ (0.29)

Weighted average shares outstanding:		47,864		49,225
CONTACT: Rich Yerganian, LTX-Credence Corporation
         Tel. 781.467.5063
         Email rich_yerganian@ltxc.com